EXHIBIT 10.6

Form of Networks Employee Plan PSU

FORM OF PERFORMANCE RESTRICTED STOCK UNITS AGREEMENT
Dear [Participant Name]:
Pursuant to the MSG Networks Inc. 2010 Employee Stock Plan, as amended and assumed by Sphere Entertainment Co. (the “Plan”), you have been selected by the Compensation Committee of the Board of Directors (as more fully described in Section 12, the “Committee”) of Sphere Entertainment Co. (the “Company”), effective as of [Date] (the “Grant Date”) to receive a performance restricted stock unit award (the “Award”). The Award is granted subject to the terms and conditions set forth below and in the Plan.
Capitalized terms used but not defined in this agreement (this “Agreement”) have the meanings given to them in the Plan. The Award is subject to the terms and conditions set forth below:
1.Awards. In accordance with the terms of this Agreement, the target amount of your contingent Award is [#RSUs] restricted stock units (the “Target Award”), which number of units may be increased or decreased to the extent the performance criteria (the “Objectives”) set forth in Appendix 2 attached hereto have been attained in respect of the period from January 1, [year] through December 31, [year] (the “Performance Period”). Each unit shall represent an unfunded, unsecured promise by the Company to deliver to you one share of the Company’s Class A Common Stock, par value $.01 per share (“Share”) on the Delivery Date. [The Award, calculated in accordance with Appendix 2 attached hereto, will vest upon the later of (i) March 15, [year] (or the immediately preceding business day, if such date is not a business day) and (ii) the date on which the Committee (as defined in Section 12 below) determines the Company’s performance against the Objectives (the “Vesting Date”);]1 provided that you have remained in the continuous employ of the MSG Entertainment Group, the Sphere Entertainment Group or the MSG Sports Group (each as defined below) from the Grant Date through the Vesting Date. In accordance with Section 10(b) of the Plan, in the discretion of the Committee, in lieu of all or any portion of the Shares otherwise deliverable in respect of your Award, the Company may deliver a cash amount equal to the number of such Shares multiplied by the Fair Market Value of a Share on the date when Shares would otherwise have been issued, as determined by the Committee.
2.Vesting. Subject to Sections 3 and 4, you will automatically forfeit all of your rights and interest in the Award if you do not remain continuously employed with the MSG Entertainment Group, the Sphere Entertainment Group or the MSG Sports Group (each as defined below) from the Grant Date through the Vesting Date, regardless of whether the Objectives are attained.
For purposes of this Agreement, the “Sphere Entertainment Group” means the Company and any of its Subsidiaries. The “MSG Entertainment Group” means Madison Square
1     A different vesting schedule may be provided on a case-by-case basis as determined by the Committee in its sole discretion, subject to the terms and conditions of the Plan.

Garden Entertainment Corp. (“MSG Entertainment”) and any of its Subsidiaries, so long as MSG Entertainment remains an Affiliate. The “MSG Sports Group” means Madison Square Garden Sports Corp. (“MSG Sports”) and any of its Subsidiaries, so long as MSG Sports remains an Affiliate.
For purposes of this Agreement, if you are employed by the Sphere Entertainment Group, your “Employer” means the Company; if you are employed by the MSG Entertainment Group, your “Employer” means MSG Entertainment; if you are employed by the MSG Sports Group, your “Employer” means MSG Sports; if you are employed by both the MSG Entertainment Group and the Sphere Entertainment Group, your “Employer” means MSG Entertainment; if you are employed by both the Sphere Entertainment Group and the MSG Sports Group, your “Employer” means the Company; and if you are employed by each of the MSG Entertainment Group, the Sphere Entertainment Group and the MSG Sports Group, your “Employer” means MSG Entertainment.
3.Vesting in the Event of Death [or][,] Disability[, or Retirement].2
(A)If your employment is terminated as a result of your death on or prior to the Vesting Date, then the Target Award will vest as of the termination date. If, after December 31, [year] but prior to the Vesting Date, your employment is terminated as a result of your death, then your estate will receive the Award, if any, to which you would have been entitled on the Vesting Date had your employment not been so terminated.
(B)If your employment is terminated while you are Disabled, and Cause does not then exist, the Award will remain subject to vesting on the Vesting Date in accordance with Section 1.
(C)[If your employment is terminated on or after the date that you achieve Retirement Eligibility, and Cause does not then exist, and you enter into your Employer’s then-current form of separation agreement (which shall include, without limitation, a covenant not to compete), the Award will remain subject to vesting on the Vesting Date in accordance with Section 1.]3
(D)For purposes of this Agreement:
(i)“Disabled” means that you received short term disability income replacement payments for six (6) months, and thereafter (A) have been determined to be disabled in accordance with your Employer’s long term disability plan in which employees of your Employer are generally able to participate, if one is in effect at such time or (B) to the extent no such long term disability plan exists, have been determined to have a medically determinable
2     To be included on a case-by-case basis as determined by the Committee in its sole discretion.
3     See footnote 2.

physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months as determined by the department or vendor directed by your Employer to determine eligibility for unpaid medical leave.
(ii)“Cause” means, as determined by the compensation committee of your Employer, in its sole discretion, your (A) commission of an act of fraud, embezzlement, misappropriation, willful misconduct, gross negligence or breach of fiduciary duty against your Employer or (B) commission of any act or omission that results in a conviction, plea of no contest, plea of nolo contendere or imposition of unadjudicated probation for any crime involving moral turpitude or any felony.
(iii)[“Retirement Eligibility” means that you are either (A) at least fifty-five (55) years old with at least ten (10) years of continuous service with the MSG Entertainment Group, the Sphere Entertainment Group and/or the MSG Sports Group or (B) at least sixty (60) years old with at least five (5) years of continuous service with the MSG Entertainment Group, the Sphere Entertainment Group and/or the MSG Sports Group.]4
4.Change of Control/Going-Private Transaction. As set forth in Appendix 1 attached hereto, your entitlement to the Award may be affected in the event of a MSG Entertainment Change of Control, a Sphere Entertainment Change of Control, a MSG Sports Change of Control or a going-private transaction with respect to the Company, MSG Entertainment or MSG Sports (each as defined in Appendix 1 attached hereto).
5.Transfer Restrictions. You may not transfer, assign, pledge or otherwise encumber the units, other than to the extent provided in the Plan.
6.Unfunded Obligation. The Plan will at all times be unfunded and, except as set forth in Appendix 1 attached hereto, no provision will at any time be required to be made with respect to segregating any assets of the Company or any of its Subsidiaries for payment of any benefits under the Plan, including, without limitation, those covered by this Agreement. Your right or that of your estate to receive delivery or payment under this Agreement shall be an unsecured claim against the general assets of the Company, including any rabbi trust established pursuant to Appendix 1. Neither you nor your estate shall have any rights in or against any specific assets of the Company other than the assets held by the rabbi trust established pursuant to Appendix 1.
4     See footnote 2.

7.Right to Vote and Receive Dividends. You shall not be deemed to be the holder of, or have any of the rights of a stockholder with respect to, any units unless and until the Company shall have issued and delivered Shares to you and your name shall have been entered as a stockholder of record on the books of the Company. Pursuant to Section 10(c) of the Plan, all ordinary (as determined by the Committee in its sole discretion) cash dividends that would have been paid upon any Shares underlying your units had such Shares been issued will be retained by the Company for your account until your units vest and such dividends will be paid to you (without interest) on the Delivery Date to the extent that your units vest.
8.Tax Representations and Tax Withholding. You hereby acknowledge that you have reviewed with your own tax advisors the federal, state and local tax consequences of receiving the units. You hereby represent to MSG Entertainment, the Company, MSG Sports and each of their respective Subsidiaries that you are relying solely on such advisors and not on any statements or representations of MSG Entertainment, the Company, MSG Sports, any of their respective Subsidiaries or affiliates or any of their respective agents. If, in connection with the units, your Employer is required to withhold any amounts by reason of any federal, state or local tax, such withholding shall be effected in accordance with Section 16 of the Plan. If your Units vest prior to payment in accordance with Section 3(B)[ or (C)]5, then you agree to cooperate with your Employer to satisfy any tax withholding obligations, in such manner as determined by the Committee in its sole discretion.
9.Section 409A. It is the intent that payments under this Agreement shall comply with Section 409A of the Internal Revenue Code (“Section 409A”) to the extent applicable, and that the Agreement be administered accordingly. Notwithstanding anything to the contrary contained in this Agreement or any employment agreement you have entered into with your Employer, to the extent that any payment or benefit under this Agreement is determined by your Employer to constitute “non-qualified deferred compensation” subject to Section 409A and is payable to you by reason of termination of your employment, then (a) such payment or benefit shall be made or provided to you only upon a “separation from service” as defined for purposes of Section 409A under applicable regulations and (b) if you are a “specified employee” (within the meaning of Section 409A and as determined by your Employer), such payment or benefit shall not be made or provided before the date that is six (6) months after the date of your separation from service (or your earlier death). Each payment under this Agreement shall be treated as a separate payment under Section 409A.
10.Delivery. Subject to Sections 8, 11 and 14 and Appendix 1 and except as otherwise provided in this Agreement, the Shares will be delivered in respect of vested units (if any) on the first to occur of the following events: (i) to you on or promptly after the Vesting Date (but in no case more than fifteen (15) days after such date) and (ii) in the event of your death to your estate after your death and during the calendar year in which your death occurs (or such later date as may be permitted under Section 409A) (the “Delivery Date”). Unless otherwise determined by the Committee, delivery of the Shares at the Delivery Date will be by book-entry
5     See footnote 2.

credit to an account in your name that the Company has established at a custody agent (the “custodian”). The Company’s transfer agent, EQ Shareowner Services, shall act as the custodian of the Shares; however, the Company may in its sole discretion appoint another custodian to replace EQ Shareowner Services. On the Delivery Date, if you have complied with your obligations under this Agreement and provided that your tax obligations with respect to the vested units are appropriately satisfied, we will instruct the custodian to electronically transfer your Shares to a brokerage or other account on your behalf (or make such other arrangements for the delivery of the Shares to you as we reasonably determine).
11.Right of Offset. You hereby agree that the Company shall have the right to offset against its obligation to deliver shares of Class A Common Stock, cash or other property under this Agreement to the extent that it does not constitute “non-qualified deferred compensation” pursuant to Section 409A, any outstanding amounts of whatever nature that you then owe to the Company or any of its Subsidiaries.
12.The Committee. For purposes of this Agreement, the term “Committee” means the Compensation Committee of the Board of Directors of the Company or any replacement committee established under, and as more fully defined in, the Plan.
13.Committee Discretion. The Committee has full discretion with respect to any actions to be taken or determinations to be made in connection with this Agreement, and its determinations shall be final, binding and conclusive.
14.Amendment. The Committee reserves the right at any time to amend the terms and conditions set forth in this Agreement, except that the Committee shall not make any amendment or revision in a manner unfavorable to you (other than if immaterial), without your consent. No consent shall be required for amendments made pursuant to Section 12 of the Plan, except that, for purposes of Section 19 of the Plan, Section 4 and Appendix 1 of this Agreement are deemed to be “terms of an Award Agreement expressly refer[ring] to an Adjustment Event.” Any amendment of this Agreement shall be in writing and signed by an authorized member of the Committee or a person or persons designated by the Committee.
15.Units Subject to the Plan. The units covered by this Agreement are subject to the Plan.
16.Subsidiaries. For purposes of this Agreement, “Subsidiaries” means any entities that are controlled, directly or indirectly, by the Company, MSG Entertainment or MSG Sports, as applicable, or in which the Company, MSG Entertainment or MSG Sports, as applicable, owns, directly or indirectly, more than 50% of the equity interests.
17.Entire Agreement. Except for any employment agreement between you and the MSG Entertainment Group, the Sphere Entertainment Group or the MSG Sports Group in effect as of the date of the grant hereof (as such employment agreement may be modified, renewed or replaced), this Agreement and the Plan constitute the entire understanding and agreement of you and the Company with respect to the units covered hereby and supersede all prior understandings and agreements. Except as provided in Sections 9 and 16, in the event of a conflict among the documents with respect to the terms and conditions of the units covered hereby, the documents will be accorded the following order of authority: the terms and conditions of the Plan will have highest authority followed by the terms and conditions of your employment agreement, if any, followed by the terms and conditions of this Agreement.
18.Successors and Assigns. The terms and conditions of this Agreement shall be binding upon, and shall inure to the benefit of, the Company and its successors and assigns.
19.Governing Law. This Agreement shall be deemed to be made under, and in all respects be interpreted, construed and governed by and in accordance with, the laws of the State of New York without regard to conflict of law principles.
20.Jurisdiction and Venue. You irrevocably submit to the jurisdiction of the courts of the State of New York and the Federal courts of the United States located in the Southern District of the State of New York in respect of the interpretation and enforcement of the provisions of this Agreement, and hereby waive, and agree not to assert, as a defense that you are not subject thereto or that the venue thereof may not be appropriate. You agree that the mailing of process or other papers in connection with any action or proceeding in any manner permitted by law shall be valid and sufficient service.
21.Waiver. No waiver by the Company at any time of any breach by you of, or compliance with, any term or condition of this Agreement or the Plan to be performed by you shall be deemed a waiver of the same term or condition, or of any similar or any dissimilar term or condition, whether at the same time or at any prior or subsequent time.
22.Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any term or condition hereof shall not affect the validity or enforceability of the other terms and conditions set forth herein.
23.Exclusion from Compensation Calculation. By acceptance of this Agreement, you shall be deemed to be in agreement that the units covered hereby shall be considered special incentive compensation and will be exempt from inclusion as “wages” or “salary” in pension, retirement, life insurance and other employee benefits arrangements of MSG Entertainment, the Company, MSG Sports or any of their respective Subsidiaries, except as determined otherwise by MSG Entertainment, the Company, MSG Sports or any of their respective Subsidiaries. In addition, each of your beneficiaries shall be deemed to be in agreement that all such shares be exempt from inclusion in “wages” or “salary” for purposes of calculating benefits of any life insurance coverage sponsored by MSG Entertainment, the Company, MSG Sports or any of their respective Subsidiaries.
24.No Right to Continued Employment. Nothing contained in this Agreement or the Plan shall be construed to confer on you any right to continue in the employ of MSG Entertainment, the Company, MSG Sports or any of their respective Subsidiaries, or derogate from the right of MSG Entertainment, the Company, MSG Sports or any of their respective Subsidiaries, as applicable, to retire, request the resignation of, or discharge you, at any time, with or without cause.
25.Headings. The headings in this Agreement are for purposes of convenience only and are not intended to define or limit the construction of the terms and conditions of this Agreement.
26.Effective Date. Upon execution by you, this Agreement shall be effective from and as of the Grant Date.
27.Signatures. Execution of this Agreement by the Company may be in the form of an electronic, manual or similar signature (including, without limitation, an electronic acknowledgement of acceptance), and such signature shall be treated as an original signature for all purposes.
[Remainder of the page intentionally left blank]

SPHERE ENTERTAINMENT CO.

By:
Name:
Title:
By your electronic acknowledgement of acceptance, you (i) acknowledge that a complete copy of the Plan and an executed original of this Agreement have been made available to you and (ii) agree to all of the terms and conditions set forth in the Plan and this Agreement.

Appendix 1
PERFORMANCE RESTRICTED STOCK UNITS AGREEMENT
1.In the event of a “going-private transaction” with respect to the Company, as defined below, your entitlement to the Award shall be as follows:
(A)The Committee shall, no later than the effective date of the transaction which results in a going-private transaction with respect to the Company, deem the Objectives to be satisfied at the target level and convert your Target Award into an amount of cash equal to (i) the number of your unvested units multiplied by (ii) the “offer price per share,” the “acquisition price per share” or the “merger price per share,” each as defined below, whichever of such amounts is applicable.
(B)Provided that you remain continuously employed with the MSG Entertainment Group, the Sphere Entertainment Group, the MSG Sports Group or the “Sphere Entertainment Surviving Entity,” as defined below, through the date of the earliest event described in any of (i), (ii) or (iii) below, any award provided for in Paragraph 1(A) shall become payable to you (or your estate) at or promptly after (but in no event more than fifteen (15) days after) the earlier of (i) the date on which your Award would otherwise have vested had it continued in effect, (ii) the date of your death or (iii) if, immediately prior to termination you were an employee of the Sphere Entertainment Group, the date on which your employment with the Sphere Entertainment Group or the Sphere Entertainment Surviving Entity is terminated (a) by the Company, one of its Subsidiaries or the Sphere Entertainment Surviving Entity other than for Cause (as defined below) or (b) by you for “good reason” (as defined below). Notwithstanding the foregoing, if you become entitled to payment of an award by virtue of a termination in accordance with (iii)(a) or (iii)(b) of this Paragraph 1(B) and are determined by the Company to be a “specified employee” within the meaning of Section 409A, the award shall be paid to you on the earlier of: (i) January 1, [year], (ii) the date that is six (6) months from your date of employment termination and (iii) any other date on which such payment or any portion thereof would be a permissible distribution under Section 409A. In the event of such a determination, the Company shall promptly following the date of your employment termination set aside such amount for your benefit in a “rabbi trust” that satisfies the requirements of Revenue Procedure 92-64, and on a monthly basis shall deposit into such trust interest in arrears (compounded quarterly at the rate provided below) until such time as such amount, together with all accrued interest thereon, is paid to you in full pursuant to the previous sentence; provided, that no payment will be made to such rabbi trust if it would be contrary to law or cause you to incur additional tax under Section 409A. The initial interest rate shall be the average of the one-year SOFR fixed rate equivalent for the ten (10) business days prior to the date of your employment termination.
2.In the event of a “Sphere Entertainment Change of Control,” as defined below, provided that you have remained continuously employed with the MSG Entertainment Group, the Sphere Entertainment Group or the MSG Sports Group through the effective date of the
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transaction that results in the Sphere Entertainment Change of Control, you will be entitled to the payment of the Target Award whether or not the Objectives have been attained.
(A)If the actual Sphere Entertainment Change of Control:
(i)is a permissible distribution event under Section 409A or payment of the Award promptly upon such event is otherwise permissible under Section 409A (including, for the avoidance of doubt, by reason of the inapplicability of Section 409A to the Award), then the Target Award shall be paid to you by the Company promptly following the Sphere Entertainment Change of Control; or
(ii)is not a permissible distribution event under Section 409A and payment of the Award promptly upon such event is not otherwise permissible under Section 409A, then:
(a)(1) if the Company or the Sphere Entertainment Surviving Entity has shares of common stock (or partnership units) traded on a national stock exchange or on the over-the-counter market as reported on the New York Stock Exchange or any other stock exchange, then the Committee shall, no later than the effective date of the Sphere Entertainment Change of Control, either (i) convert your Target Award into an amount of cash equal to (a) the number of your unvested units multiplied by (b) the “offer price per share,” the “acquisition price per share” or the “merger price per share,” each as defined below, whichever of such amounts is applicable or (ii) arrange to have the Sphere Entertainment Surviving Entity grant to you an award of restricted stock units (or partnership units) for shares of the Sphere Entertainment Surviving Entity on the same terms and with a value equivalent to your Target Award which will, in the good faith determination of the Committee, provide you with an equivalent profit potential; or

(2) if the Company or the Sphere Entertainment Surviving Entity does not have shares of common stock (or partnership units) traded on a national stock exchange or on the over-the-counter market as reported on the New York Stock Exchange or any other stock exchange, then the Award will be treated in accordance with Paragraph 1(A) above.
(b)Any cash award or substitute restricted stock unit award of the Sphere Entertainment Surviving Entity provided for in Paragraph 2(A)(ii)(a) will be fully vested and will be paid to you (or your estate), at the earliest to occur of: (1) if, immediately prior to termination you were an employee of the Sphere Entertainment Group, the date on which your employment with the Sphere
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Entertainment Group or the Sphere Entertainment Surviving Entity terminates for any reason other than termination of your employment by one of such entities for Cause (provided that if you are determined by the Company to be a “specified employee” within the meaning of Section 409A, six (6) months from such date), (2) the date of your death, (3) any other date on which such payment or any portion thereof would be a permissible distribution under Section 409A or (4) January 1, [year].
(c)The Company shall promptly following the Sphere Entertainment Change of Control set aside cash (or shares in the event a substitute restricted stock unit award is made) for your benefit in a “rabbi trust” that satisfies the requirements of Revenue Procedure 92-64, and on a monthly basis shall deposit into such trust interest in arrears (compounded quarterly at the rate provided below) until such time as such amount, together with all accrued interest thereon, is paid to you in full pursuant to Paragraph 2(A)(ii)(b) above); provided, that no payment will be made to such rabbi trust if it would be contrary to law or cause you to incur additional tax under Section 409A. The initial interest rate shall be the average of the one-year SOFR fixed rate equivalent for the ten (10) business days prior to the date of the Sphere Entertainment Change of Control and shall adjust annually based on the average of such rate for the ten (10) business days prior to each anniversary of the Sphere Entertainment Change of Control.
3.In the event of a “MSG Entertainment Change of Control” or a “going-private transaction” with respect to MSG Entertainment, each as defined below, and if (1) immediately prior to such MSG Entertainment Change of Control or going-private transaction with respect to MSG Entertainment you were an employee of the MSG Entertainment Group and (2) at the time of such MSG Entertainment Change of Control or going-private transaction with respect to MSG Entertainment you are not an employee of the Sphere Entertainment Group or the MSG Sports Group, your entitlement to the units shall be as follows:
Your units shall vest at the earlier of (A) the date on which your units would otherwise have vested had they continued in effect, (B) the date of your death (in which case the Target Award shall vest) or (C) the date on which your employment with the MSG Entertainment Group or the “MSG Entertainment Surviving Entity,” as defined below, is terminated (i) by MSG Entertainment, one of its Subsidiaries or the MSG Entertainment Surviving Entity other than for Cause, (ii) by you for “good reason” or (iii) by you for any reason at least six (6) months, but not more than nine (9) months after the effective date of the MSG Entertainment Change of Control or the going-private transaction with respect to MSG Entertainment (in which case the Target Award shall vest).
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4.In the event of a “MSG Sports Change of Control” or a “going-private transaction” with respect to MSG Sports, each as defined below, and if (1) immediately prior to such MSG Sports Change of Control or going-private transaction with respect to MSG Sports you were an employee of the MSG Sports Group and (2) at the time of such MSG Sports Change of Control or going-private transaction with respect to MSG Sports you are not an employee of the Sphere Entertainment Group or the MSG Entertainment Group, your entitlement to the units shall be as follows:
Your units shall vest at the earlier of (A) the date on which your units would otherwise have vested had they continued in effect, (B) the date of your death (in which case the Target Award shall vest) or (C) the date on which your employment with the MSG Sports Group or the “MSG Sports Surviving Entity,” as defined below, is terminated (i) by MSG Sports, one of its Subsidiaries or the MSG Sports Surviving Entity other than for Cause, (ii) by you for “good reason” or (iii) by you for any reason at least six (6) months, but not more than nine (9) months after the effective date of the MSG Sports Change of Control or the going-private transaction with respect to MSG Sports (in which case the Target Award shall vest).
5.As used herein,
“Acquisition price per share” means the greater of (i) the highest price per share stated on the Schedule 13D or any amendment thereto filed by the holder of twenty percent (20%) or more of the Company’s voting power which gives rise to the Sphere Entertainment Change of Control or the going-private transaction with respect to the Company and (ii) the highest fair market value per share of common stock during the ninety (90)-day period ending on the date of such Sphere Entertainment Change of Control or going-private transaction with respect to the Company.
“Cause” means your (i) commission of an act of fraud, embezzlement, misappropriation, willful misconduct, gross negligence or breach of fiduciary duty against your Employer or (ii) commission of any act or omission that results in a conviction, plea of no contest, plea of nolo contendere or imposition of unadjudicated probation for any crime involving moral turpitude or any felony.
“Going-private transaction” means a transaction involving the purchase of Company, MSG Entertainment or MSG Sports, as applicable, securities described in Rule 13e-3 to the Securities and Exchange Act of 1934.
“Good reason” means
a.    without your express written consent any reduction in your base salary or target bonus opportunity, or any material impairment or material adverse change in your working conditions (as the same may from time to time have been improved or, with your written consent, otherwise altered, in each case, after the Grant Date) at any time after or within ninety (90) days prior to the MSG Entertainment Change of Control, the Sphere Entertainment Change of Control or
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the MSG Sports Change of Control, as applicable, including, without limitation, any material reduction of your other compensation, executive perquisites or other employee benefits (measured, where applicable, by level or participation or percentage of award under any plans of the Company, MSG Entertainment or MSG Sports, as applicable), or material impairment or material adverse change of your level of responsibility, authority, autonomy or title, or to your scope of duties;
b.    any failure by your Employer to comply with any of the provisions of this Agreement, other than an insubstantial or inadvertent failure remedied by your Employer promptly after receipt of notice thereof given by you;
c.    your Employer’s requiring you to be based at any office or location more than thirty-five (35) miles from your location immediately prior to such event except for travel reasonably required in the performance of your responsibilities; or
d.    with respect to the Company only, any failure by the Company to obtain the assumption and agreement to perform this Agreement by a successor as contemplated by Paragraph 1 or Paragraph 2(A)(ii)(a).
“Merger price per share” means, in the case of a merger, consolidation, sale, exchange or other disposition of assets that results in a Sphere Entertainment Change of Control or a going-private transaction with respect to the Company (a “Merger”), the greater of (i) the fixed or formula price for the acquisition of shares of common stock occurring pursuant to the Merger and (ii) the highest fair market value per share of common stock during the ninety (90)-day period ending on the date of such Sphere Entertainment Change of Control or going-private transaction with respect to the Company. Any securities or property which are part or all of the consideration paid for shares of common stock pursuant to the Merger shall be valued in determining the merger price per share at the higher of (A) the valuation placed on such securities or property by the Company, person or other entity which is a party with the Company to the Merger or (B) the valuation placed on such securities or property by the Committee.
“MSG Entertainment Change of Control” means the acquisition, in a transaction or a series of related transactions, by any person or group, other than members of the immediate family, including descendants, of Charles F. Dolan or trusts for the benefit of Charles F. Dolan’s immediate family (or an entity or entities controlled by any of them) or any employee benefit plan sponsored or maintained by MSG Entertainment, of the power to direct the management of MSG Entertainment or substantially all its assets (as constituted immediately prior to such transaction or transactions).
“Sphere Entertainment Change of Control” means the acquisition, in a transaction or a series of related transactions, by any person or group, other than members of the immediate family, including descendants, of Charles F. Dolan or trusts for the benefit of Charles F. Dolan’s immediate family (or an entity or entities controlled by any of them)
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or any employee benefit plan sponsored or maintained by the Company, of the power to direct the management of the Company or substantially all its assets (as constituted immediately prior to such transaction or transactions).
“MSG Sports Change of Control” means the acquisition, in a transaction or a series of related transactions, by any person or group, other than members of the immediate family, including descendants, of Charles F. Dolan or trusts for the benefit of Charles F. Dolan’s immediate family (or an entity or entities controlled by any of them) or any employee benefit plan sponsored or maintained by MSG Sports, of the power to direct the management of MSG Sports or substantially all its assets (as constituted immediately prior to such transaction or transactions).
“MSG Entertainment Surviving Entity” means the entity that owns, directly or indirectly, after consummation of any transaction, substantially all of MSG Entertainment’s assets (as constituted immediately prior to such transaction). If any such entity is at least majority-owned, directly or indirectly, by any entity (a “parent entity”) which has shares of common stock (or partnership units) traded on a national stock exchange or the over-the-counter market, as reported on the New York Stock Exchange or any other stock exchange, then such parent entity shall be deemed to be the MSG Entertainment Surviving Entity; provided that if there shall be more than one such parent entity, the parent entity closest to ownership of MSG Entertainment’s assets shall be deemed to be the MSG Entertainment Surviving Entity.
“Sphere Entertainment Surviving Entity” means the entity that owns, directly or indirectly, after consummation of any transaction, substantially all of the Company’s assets (as constituted immediately prior to such transaction). If any such entity is at least majority-owned, directly or indirectly, by any entity (a “parent entity”) which has shares of common stock (or partnership units) traded on a national stock exchange or the over-the-counter market, as reported on the New York Stock Exchange or any other stock exchange, then such parent entity shall be deemed to be the Sphere Entertainment Surviving Entity; provided that if there shall be more than one such parent entity, the parent entity closest to ownership of the Company’s assets shall be deemed to be the Sphere Entertainment Surviving Entity.
“MSG Sports Surviving Entity” means the entity that owns, directly or indirectly, after consummation of any transaction, substantially all of MSG Sports’ assets (as constituted immediately prior to such transaction). If any such entity is at least majority-owned, directly or indirectly, by any entity (a “parent entity”) which has shares of common stock (or partnership units) traded on a national stock exchange or the over-the-counter market, as reported on the New York Stock Exchange or any other stock exchange, then such parent entity shall be deemed to be the MSG Sports Surviving Entity; provided that if there shall be more than one such parent entity, the parent entity closest to ownership of MSG Sports’ assets shall be deemed to be the MSG Sports Surviving Entity.
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“Offer price per share” means, in the case of a tender offer or exchange offer which results in a Sphere Entertainment Change of Control or a going-private transaction with respect to the Company (an “Offer”), the greater of (i) the highest price per share of common stock paid pursuant to the Offer or (ii) the highest fair market value per share of common stock during the ninety (90)-day period ending on the date of a Sphere Entertainment Change of Control or a going-private transaction with respect to the Company. Any securities or property which are part or all of the consideration paid for shares of common stock in the Offer shall be valued in determining the Offer Price per Share at the higher of (A) the valuation placed on such securities or property by the Company, person or other entity making such offer or (B) the valuation placed on such securities or property by the Committee.
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Appendix 2
Sphere Entertainment Co. Objectives

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